Exhibit 3

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF TELEMAR PARTICIPAÇÕES S.A.

BETWEEN

AG TELECOM PARTICIPAÇÕES S.A.

ANDRADE GUTIERREZ S.A.

BNDES PARTICIPAÇÕES S.A. – BNDESPAR

CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI

FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL

FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF

FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS

JEREISSATI TELECOM S.A.

LF TEL S.A.

BRATEL BRASIL S.A.

AND, AS INTERVENING PARTIES,

TELEMAR PARTICIPAÇÕES S.A.

PORTUGAL TELECOM, SGPS S.A.

EXECUTED ON SEPTEMBER 8, 2014.

3RD AMENDMENT TO THE TELEMAR PARTICIPAÇÕES S.A.

SHAREHOLDERS AGREEMENT,

EXECUTED ON APRIL 25, 2008 AND AMENDED ON JANUARY 25, 2011 AND ON FEBRUARY 19, 2014.

By this instrument:

1.	AG TELECOM PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo no. 300, suite 401-part, enrolled as taxpayer at CNPJ/MF under no. 03.260.334/0001-92, herein represented in accordance with its By-Laws, hereinafter referred to as “AG TELECOM”;

2.	ANDRADE GUTIERREZ S.A. (successor to Andrade Gutierrez Telecomunicações Ltda.), a share corporation with head offices in city of Belo Horizonte, State of Minas Gerais, on Av. do Contorno No. 8,123, Cidade Jardim, registered in the CNPJ/MF under No. 17.262.197/0001-30, herein represented in accordance with its By-Laws, hereinafter referred to as “AG S.A.”;

3.	BNDES PARTICIPAÇÕES S.A. – BNDESPAR, a corporation constituted as a wholly owned subsidiary of the public federal company Banco Nacional de Desenvolvimento Econômico e Social – BNDES, with head offices in the Brasilia, Federal District, at Setor Comercial Sul – SCS, Centro Empresarial Parque Cidade, Quadra 09, Torre C, 12th Floor, and an office for services and fiscal domicile at Avenida República do Chile No. 100 – part, City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No.00.383.281/0001-09, herein represented in accordance with its By-Laws, hereinafter referred to as “BNDESPAR”;

4.	CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, a private pension entity, with head offices in the City and State of Rio de Janeiro, at Praia de Botafogo No. 501, 3rd and 4th floors, enrolled as taxpayer at CNPJ/MF under No. 33.754.482/0001-24, herein represented in accordance with its By-Laws, hereinafter referred to as “PREVI”;

5.	FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, a legal entity of private law, with head offices at Rua Lauro Muller 116, 18th floor, suites 1807/1808 (part), Botafogo, City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 07.110.214/0001-60, herein represented in accordance with its By-Laws, hereinafter referred to as “FATL”;

6.	FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, a private pension entity, with head offices in the City of Brasilia, Federal District, at SCN Q. 2, Bloco A, 13th floor, Edifício Corporate Financial Center, enrolled as taxpayer at CNPJ/MF under No. 00.436.923/0001-90, herein represented in accordance with its By-Laws, hereinafter referred to as “FUNCEF”;

7.	FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, a private pension entity, with head offices in the City and State of Rio de Janeiro, at Rua do Ouvidor No. 98, enrolled as taxpayer at CNPJ/MF under No. 34.053.942/0001-50, herein represented in accordance with its By-Laws, hereinafter referred to a “PETROS”;

8.	LF TEL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 02.390.206/0001-09, herein represented in accordance with its By-Laws, hereinafter referred to as “ LF TEL”;

9.	JEREISSATI TELECOM S.A., a share corporation with head offices in the City of São Paulo, on Rua Angelina Maffei Vita, 200 – 9th floor, enrolled in the CNPJ; MF under No. 53.790.218/0001-53, herein represented in accordance with its By-Laws, hereinafter referred to as “Jereissati Telecom”; and

10.	BRATEL BRASIL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Cubatão, No. 320, 4th floor, suite 03, Vila Mariana, enrolled as taxpayer at CNPJ/MF under No. 12.956.126/0001-13, herein represented in accordance with its By-Laws by its legal representatives, undersigned, hereinafter referred to as “BRATEL BRASIL”;

individually also referred to as a “Party” or “Shareholder” and collectively referred to as the “Parties” or “Shareholders”, and, further,

as “Intervening Parties”,

11.	TELEMAR PARTICIPAÇÕES S.A., a share corporation with head offices at Praia de Botafogo No. 300, 11th floor, suite 1101 (part), Botafogo, City and State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under No. 02.107.946/0001-87, herein represented in accordance with its By-Laws, hereinafter referred to as “Telemar Participações” or the “Company”; and

12.	PORTUGAL TELECOM, SGPS S.A., a share corporation with head offices at Av. Fontes Pereira de Melo No. 40, Lisbon, Portugal, Legal Entity Registration No. 503 215 058, herein represented in accordance with its By-Laws, hereinafter referred to as “Portugal Telecom SGPS”;

WHEREAS:

I.	On February 19, 2014, the Shareholders executed the 2nd Amendment to the General Shareholders Agreement, for the purpose of including special provisions relating to the ongoing Transaction for the combination of the activities of Oi and Portugal Telecom SGPS;

II.	On September 3, 2014, a prior meeting of the shareholders parties to the General Shareholders Agreement was held, at which changes to certain stages of the Transaction were approved;

III.	In light of the aforementioned modifications, the Shareholders wish to amend the General Shareholders Agreement so as to modify Clause XXV, which contains special provisions related to the Transaction merging resulting in the combination of the activities of Oi and Portugal Telecom SGPS;

IV.	Further, on the date hereof, the parties will execute amendments to the AG/LF/FATL Shareholders Agreement, to the Pasa Participacões S.A. shareholders agreement and to the EDSP75 shareholders agreement containing provisions similar to those herein established.

THE PARTIES have agreed to enter into this 3rd Amendment to the Shareholders Agreement of Telemar Participações S.A. dated April 25, 2008 and amended on January 25, 2011 and on February 14, 2014 (the “3rd Amendment”), which shall be governed by the following terms and conditions:

CLAUSE ONE – CLAUSE XXV

1.1.	The Parties resolve to amend Clause XXV of the General Shareholders Agreement, establishing special provisions related to the Transaction, so as to change the cut-off date established therein and include references to changes to certain stages of the Transaction, as approved in the prior meeting held on September 3, 2014, as a result of which Clause XXV shall now read as follows:

“CLAUSE XXV

SPECIAL PROVISIONS RELATED TO THE TRANSACTION FOR THE COMBINATION OF THE ACTIVITIES OF OI AND OF PORTUGAL TELECOM SGPS

25.1 The Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having their representatives on the Board of Directors of the Company and of the Relevant Subsidiaries and of Oi – who shall be considered a Relevant Subsidiary for all purposes of the General Shareholders Agreement, irrespective of the ownership percentage that the Company has in the capital stock of Oi – exercise their respective voting rights, so as to approve the Transaction that will unify the activities and businesses carried out by Oi and by Portugal Telecom SGPS, particularly in Brazil, Portugal and Africa, under the terms of the Prior General Meeting held on February 19, 2014, with the amendments approved by the Prior General Meeting held on September 3, 2014.

25.1.1 Until the consummation of the Merger of Oi Shares by Corpco, and irrespective of the shareholding percentage that each Shareholder has in the Company throughout the steps of the Transaction, for purposes of the exercise of the voting rights provided in the General Shareholders Agreement, each one of the Shareholders shall be ascribed the number of votes it held on February 19, 2014, observing the special quorums provided in the General Shareholders Agreement in accordance with the shareholding percentage held by each one of the Shareholders on that date. Likewise, all other political rights held by the Shareholders as of February 19, 2014 shall be maintained, including the right to appoint members to the corporate bodies of the Company, Oi and the Relevant Subsidiaries.

25.2 In the event judicial, administrative or arbitration decisions are rendered, even if provisional, which prevent the implementation of any of the steps of the Transaction, or in any other manner affect or restrict the effects thereof, the Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights so as to have the Company and/or the Relevant Subsidiaries adopt all measures necessary for implementing the Transaction, collaborating in an active, efficient and timely manner so that the Company and/or Relevant Subsidiaries eliminate, as soon as possible, the effects of said judicial, administrative or arbitration measure(s).

25.3 The Shareholders also undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having their representatives on the Board of Directors of the Company and of the Relevant Subsidiaries exercise their respective voting rights, so as to maintain the ordinary course of business of the Company and of the Relevant Subsidiaries, refraining from taking any measure or performing any act that could impair or otherwise adversely affect the consummation of the Transaction.

25.4 The Shareholders acknowledge and agree that all steps of the Restructuring of Telemar Participações as described in the Recital VIII of the 2nd Amendment to Telemar Participações Shareholders Agreement, and the Merger of Oi Shares by Corpco are tied to each other and must be implemented simultaneously. Accordingly, the Shareholders agree that the implementation and efficiency of each one of the steps of the Restructuring of Telemar Participações and the Merger of Oi Shares by Corpco are conditioned upon the actual approval and implementation of one another.

25.5 Should the Capital Increase of Oi be effected and any of the subsequent steps of the Transaction, i.e., the Restructuring of Telemar Participações and the Merger of Oi Shares by Corpco, not be concluded by March 31, 2015 (the “Cut-off Date”), the Shareholders shall use their best efforts to implement the restructuring of Telemar Participações and of Oi S.A. to achieve the same objectives of the Transaction, although they will be released from the obligation of implementing the Restructuring of Telemar Participações and the Merger of Oi Shares by Corpco, as approved in the Prior General Meeting held on February 19, 2014, with the amendments approved by the Prior General Meeting held on September 3, 2014.

25.6 Upon occurrence of the event provided in Clause 25.5, the special quorums provided in the General Shareholders Agreement shall be adjusted to take into account the shareholding percentage the Shareholders AG TELECOM, LF TEL, FATL, BRATEL BRASIL, BNDESPAR, PREVI, PETROS and FUNCEF had on the Cut-Off Date, so that such Shareholders have the same political rights as they had on the date of execution of the 2nd Amendment, provided that they have not reduced their respective ownership interests by the Cut-Off Date, as a result of selling their Affected Shares to third parties who are not original parties to the General Shareholders Agreement, or their Related Parties, with the Shareholders undertaking at the outset to sign an amendment to the General Shareholders Agreement on the Cut-Off Date so as to reflect the provisions of this Clause 25.6. For the avoidance of doubt, there will be no adjustment to the percentages of the special quorums of the General Shareholders Meeting as a result of sales or reduction of the equity interest of the Shareholders AG TELECOM, LF TEL, FATL, BRATEL BRASIL, BNDESPAR, PREVI, PETROS and FUNCEF carried out or having taken place after the Cut-Off Date.

25.7 The Shareholders and the Company declare they are aware of the contents of the Temporary Voting Agreement of the Shareholders of Oi S.A. and of Telemar Participações S.A. (to be referred to as “Corpco”) between Caravelas Fundo de Investimento em Ações, Portugal Telecom SGPS S.A., Bratel Brasil S.A., Telemar Participações S.A., Andrade Gutierrez S.A. and Jereissati Telecom S.A. entered into on February 19, 2014 and amended on September 3, 2014, such document being filed at the head offices of Oi and recorded in the respective share ownership registries”.

CLAUSE TWO – GENERAL PROVISIONS

2.1 Capitalized terms not expressly defined in this 3rd Amendment shall have the meaning attributed to them in the General Shareholders Agreement and the 1st and 2nd Amendments.

2.2 All other terms and conditions of the General Shareholders Agreement remain in force and are hereby ratified by the Shareholders.

2.3 This 3rd Amendment shall be irrevocable and irreversible for the undersigned parties and their respective successors under any title.

IN WITNESS WHEREOF, the Parties have executed this instrument in 12 (twelve) counterparts of equal form and content in the presence of the 2 (two) undersigned witness.

The pages of this instrument were initialed by Érika Araújo Taccola, attorney for the BNDES System, with authorization from the legal representatives, undersigned.

Rio de Janeiro, September 8, 2014.

(Signature pages to follow)

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 1/11

AG TELECOM PARTICIPAÇÕES S.A.

/s/ Renato Torres de Faria	/s/ Rafael Cardoso Cordeiro
Name: Renato Torres de Faria	Name: Rafael Cardoso Cordeiro
Title: Attorney-in-fact	Title: Attorney-in-fact

ANDRADE GUTIERREZ S.A.

/s/ Renato Torres de Faria	/s/ Rafael Cardoso Cordeiro
Name: Renato Torres de Faria	Name: Rafael Cardoso Cordeiro
Title: Officer	Title: Attorney-in-fact

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 2/11

BNDES PARTICIPAÇÕES S.A. – BNDESPAR

/s/ Júlio C. M. Ramundo	[illegible]
Name: Júlio C. M. Ramundo	Name:
Title: Officer	Title:

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 3/11

CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI

/s/ Arthur Prado Silva
Name: Arthur Prado Silva	Name:
Title: Director of Equity	Title:

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 4/11

FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL.

/s/ Márcio de Araújo Faria
Name:	Name: Márcio de Araújo Faria
Title:	Title: Attorney-in-fact

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 5/11

FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF

[illegible]
Name:	Name:
Title:	Title:

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 6/11

FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS

/s/ Newton Carneiro
Name: Newton Carneiro	Name:
Title: Officer	Title:

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 7/11

BRATEL BRASIL S.A.

/s/ Shakhaf Wine	/s/ Pedro Guterres
Name: Shakhaf Wine	Name: Pedro Guterres
Title: Officer	Title: Officer

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 8/11

LF TEL S.A.

/s/ Fernando M. Portella	/s/ Alexandre J. Legey
Name: Fernando M. Portella	Name: Alexandre J. Legey
Title: Officer	Title: Officer

JEREISSATI TELECOM S.A.

/s/ Fernando M. Portella	/s/ Alexandre J. Legey
Name: Fernando M. Portella	Name: Alexandre J. Legey
Title: Officer	Title: Officer

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 9/11

PORTUGAL TELECOM SGPS S.A.

/s/ Anna Svartman
Name: Anna Svartman	Name:
Title: Attorney-in-fact	Title:

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 10/11

TELEMAR PARTICIPAÇÕES S.A.

/s/ Armando N. Guerra	/s/ Fernando M. Portella
Name: Armando N. Guerra	Name: Fernando M. Portella
Title: Officer	Title: Officer

3RD AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF TELEMAR PARTICIPAÇÕES S.A., EXECUTED BETWEEN BNDES PARTICIPAÇÕES S.A. – BNDESPAR, CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI, AG TELECOM PARTICIPAÇÕES S.A., ANDRADE GUTIERREZ, S.A., LF TEL S.A., JEREISSATI TELECOM S.A., FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, FUNDAÇÃO DOS ECONOMIÁRIOS FEDERAIS – FUNCEF, FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, BRATEL BRASIL S.A., TELEMAR PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 11/11

Witnesses:

1.	/s/ Ana Carolina dos R. M. da Motta	2.	/s/ Íria Lúcia da S. Martins
Name: Ana Carolina dos R. M. da Motta		Name: Íria Lúcia da S. Martins
CPF/MF: OAB/RJ 161.927		CPF/MF: 728.352.737-00 RG: 20.184.824 SSP/SP

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